As filed with the Securities and Exchange Commission on March 18, 2024

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
Registration Statement
Under
the Securities Act of 1933

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-5665602
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
6300 S. Syracuse Way, Suite 300
Centennial, Colorado 80111
(Address, including zip code of principal executive offices)

National CineMedia, Inc. 2020 Omnibus Incentive Plan
(Full Title of Plan)

Maria V. Woods, Esq.
Executive Vice President and General Counsel
National CineMedia, Inc.
6300 S. Syracuse Way, Suite 300
Centennial, Colorado 80111
(Name and address of agent for service)

(303) 792-3600
(Telephone number, including area code, of agent for service)

With a copy to:
Kevin K. Greenslade, Esq.
Brandon Kinnard, Esq.
Hogan Lovells US LLP
8350 Broad St., 17th Floor
Tysons, Virginia 22102
(703) 610-6100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☐

EXPLANATORY NOTE

National CineMedia, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 12,000,000 additional shares of common stock, $0.01 par value per share, reserved for issuance under the National CineMedia, Inc. 2020 Omnibus Incentive Plan (as amended, the “2020 Plan”). Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements on Form S-8 (File Nos. 333-266717 and 333-238733), filed by the Registrant with the Commission on August 9, 2022 and May 27, 2020, respectively, relating to the 2020 Plan, except to the extent superseded hereby.

PART I
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:
•The Registrant’s Annual Report on Form 10-K for the year ended December 28, 2023, filed with the Commission on March 18, 2024;
•The information in Part III of the Registrant's Annual Report on Form 10-K for the year ended December 29, 2022, filed with the Commission on April 13, 2023;
•The information set forth under the captions "Proposal No.1 Election of Directors", "Voting Securities and Principal Holders" and "Certain Relationships and Related Party Transactions" in the Registrant's Definitive Proxy Statement on Schedule 14A, filed with the Commission on September 18, 2023;
•The Registrant’s Current Reports on Form 8-Ks, filed with the Commission on February 2, 2024, March 18, 2024 and March 18, 2024 (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items); and
•The description of the Registrant’s common stock that is contained in its Registration Statement on Form 8-A filed with the Commission on February 5, 2007, as updated by Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2023, including any amendment or reports filed for the purpose of updating such description.
All reports and other documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.    Exhibits.
The following exhibits are submitted herewith or incorporated by reference herein.

Exhibit	Reference	Description

4.1		National CineMedia, Inc. 2020 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.2 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on May 1, 2020).

4.2
First Amendment to the National CineMedia, Inc. 2020 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.1 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on May 9, 2022).

4.3
Second Amendment to the National CineMedia, Inc. 2020 Omnibus Incentive Plan effective as of November 2, 2023 (Incorporated by reference to Exhibit 10.1 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on November 7, 2023).

4.4
Second Amended and Restated Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 from the Registrant's Quarterly Report on Form 10-Q (File No. 0001-33296) filed on November 7, 2023)

4.5		The Bylaws, as amended February 2, 2024 (Incorporated by reference to Exhibit 3.1 from the Registrant’s Annual Report on Form 10-K File No. 0001-33296) filed on March 18, 2024).

5.1	*	Opinion of Hogan Lovells US LLP.

23.1	*	Consent of Deloitte & Touche LLP.

23.2	*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1	*	Powers of Attorney of National CineMedia, Inc.

107	*	Filing Fee Table

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado, on March 18, 2024.

National CineMedia, Inc.

By:	/s/ Thomas F. Lesinski
Thomas F. Lesinski
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 18, 2024.

Name	Title

/s/ Thomas F. Lesinski	Chief Executive Officer and Director
Thomas F. Lesinski	(Principal Executive Officer)

/s/ Ronnie Y. Ng	Chief Financial Officer
Ronnie Y. Ng	(Principal Accounting and Financial Officer)

*	Chair
Lauren Zalaznick

*	Director
Bernadette Aulestia

*	Director
Nicholas Bell

*	Director
David E. Glazek

*	Director
Juliana F. Hill

*	Director
Tiago Lourenço

*	Director
Jean-Philippe Maheu

*	Director
Joseph Marchese

*By:	/s/ Maria V. Woods	Attorney-in-fact
Maria V. Woods